Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-138836) of our report dated March 29, 2016, on our audits of the financial statements of Information Analysis Incorporated as of December 31, 2015 and 2014 and for the years then ended, included in this Annual Report on Form 10-K of Information Analysis Incorporated for the year ended December 31, 2015.

/s/ CohnReznick LLP

Tysons, Virginia
March 29, 2016